                             Policy Number Specimen

                 Insured   JOHN DOE

Initial Specified Amount   $100,000              Date of Issue    May 15, 1999

                LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
A Stock Company         Home Office Location:   120 Madison Street, Suite 1700
                                                      Syracuse, New York 13202
ADMINISTRATOR MAILING ADDRESS:      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                    350 CHURCH STREET
                                    HARTFORD, CT  06103-1106

Lincoln Life & Annuity Company of New York ("Lincoln Life") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the Insured's death. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln Life further agrees to pay the surrender value to the Owner on the Maturity Date provided the Insured is then alive.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln Life within 45 days of the date the application is signed or within 10 days after receipt of the policy by the Owner, whichever is later, (60 days after its receipt for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln Life will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISION. THE DURATION OF COVERAGE MAY BE FIXED AND/OR VARIABLE AND MAY INCREASE OR DECREASE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln Life as of the Date of Issue.


                                              /s/ Joanne B. Collins
                                         --------------------------------
                                               PRESIDENT

         Registrar

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

    Non-Participating Variable life insurance payable in the event of death before the Maturity Date.
                          Adjustable Death Benefit.
              Surrender Value payable upon surrender of the policy
                 or on the Maturity Date, whichever is earlier.
           Flexible premiums payable to the Maturity Date or prior
                           death of the Insured.
                 Investment results reflected in policy benefits.
        Premium Payments and Supplementary Coverages as shown in the
                          Policy Specifications.

LN660 NY

                         TABLE OF CONTENTS

                                                                                                              Page*
Policy Specifications.............................................................................................3

List of Variable Sub-Accounts.....................................................................................5

Schedule 1:  Surrender Charges....................................................................................7

Schedule 2:  Expense Charges and Fees.............................................................................8

Schedule 3: Table of Guaranteed Maximum Cost of Insurance Rates Per $1,000........................................9

Schedule 4:  Corridor Percentages Table..........................................................................10

Definitions......................................................................................................11

Premium and Reinstatement Provisions.............................................................................13

Ownership, Assignment and Beneficiary Provisions.................................................................14

Variable Account Provisions......................................................................................15

Policy Values Provisions.........................................................................................16

Transfer Privilege Provision.....................................................................................18

Optional Sub-Account Allocation Programs.........................................................................19

Nonforfeiture and Surrender Value Provisions.....................................................................20

Loan Provisions..................................................................................................21

Insurance Coverage Provisions....................................................................................22

General Provisions...............................................................................................24

Followed by Optional Methods of Settlement and Any Riders

*Pages 4 and 6 are intentionally "blank."

LN660 NY                                                                     2

                                 POLICY SPECIFICATIONS

                                Policy Number   SPECIMEN

                 Insured   JOHN DOE
Initial Specified Amount   $100,000               Date of Issue   May 15, 1999
Minimum Specified Amount   $100,000                   Issue Age   35
 Monthly Anniversary Day   15                     Premium Class   STANDARD

LN660 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:            See Initial Specified Amount

DEATH BENEFIT OPTION:      Death Benefit Option is 1.  (SEE INSURANCE COVERAGE
                           PROVISIONS).

PREMIUM  PAYMENTS:         Initial premium paid with application $10,000
                           Planned Premium $10,000
                           Additional premium payments may vary by frequency or amount.

PAYMENT MODE:              Annually

NOTE: The policy will terminate before the Maturity Date if the actual premiums paid and investment experience are insufficient to continue coverage to such a date. The Maturity Date is the next Monthly Anniversary after the Insured becomes age 100. Crediting of addtional interest is not guaranteed and, subject to the guaranteed minimum rate, Lincoln Life has the right to change the amount of interest credited and the amount of Cost of Insurance or other expense charges deducted which may require more premium to be paid than was illustrated, or the Accumulation Values may be less than those illustrated.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%. Premium Payments will be allocated net of the Premium Load specified below.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed the lesser of (a) 25% of the Fixed Account value as of that Policy Anniversary, or (b) $250,000. (SEE TRANSFER PRIVILEGE PROVISION.)

GUARANTEED MINIMUM INTEREST RATE: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than
 .010746% compounded daily (4% compounded yearly).

PREMIUM LOAD: Lincoln Life will deduct a Premium Load of 5.0% from each premium payment.

MORTALITY AND EXPENSE RISK CHARGES: The guaranteed mortality and expense risk ("M&E") charge which is referenced on page 8 is a daily rate equivalent to an annual rate of .75% of a Variable Sub-Account's value during Policy Years 1 through 10, .35% during Policy Years 11 through 20, and .20% during the 21st and later Policy Years.

MONTHLY ADMINISTRATIVE FEE: The monthly administrative fee, as set forth on page 8 includes, as of the Date of Issue of the policy, a fee of $10.00 per month during the first Policy Year (this fee may be changed by Lincoln Life for subsequent years, but is guaranteed not to exceed $5.00 per month).

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The annual rate at which is credited on Loan Account Value will be 7.00% on and before the 10th Policy Anniversary and 8.00% thereafter.

                                                       (Continued on Page 3A)
LN660 NY                                                                   3

                                 POLICY SPECIFICATIONS

                                Policy Number   SPECIMEN

                 Insured   JOHN DOE
Initial Specified Amount   $100,000               Date of Issue   May 15, 1999
Minimum Specified Amount   $100,000                   Issue Age   35
 Monthly Anniversary Day   15                     Premium Class   STANDARD

OWNER:    The Insured

BENEFICIARY:  Jane  Doe, Wife, if surviving the Insured


LN660 NY                                                                   3A

                       THIS PAGE INTENTIONALLY BLANK

                        LIST OF VARIABLE SUB-ACCOUNTS

FUND GROUPS                                                    VARIABLE SUB-ACCOUNTS

[AIM VARIABLE INSURANCE FUNDS, INC.                            AIM V.I. Growth Fund
                                                               AIM V.I. International Equity Fund
                                                               AIM V.I. Value Fund

AMERICAN FUNDS INSURANCE SERIES                                Global Small Capitalization Fund - Class 2
                                                               Growth Fund - Class 2
                                                               Growth-Income Fund - Class 2

BARON CAPITAL FUNDS TRUST                                      Baron Capital Asset Fund - Insurance Shares

DELAWARE GROUP PREMIUM FUND                                    Devon Series - Standard Class
                                                               Emerging Markets Series - Standard Class
                                                               High Yield Series - Standard Class
                                                               REIT Series - Standard Class
                                                               Small Cap Value Series - Standard Class
                                                               Trend Series-Standard Class

DEUTSCHE ASSET MANAGEMENT VIT FUNDS                            EAFE -Registered Trademark- Equity Index Fund
                                                               Equity 500 Index Fund
                                                               Small Cap Index Fund

FIDELITY VARIABLE INSURANCE PRODUCTS FUND                      Growth Portfolio - Service Class
                                                               High Income Portfolio - Service Class

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II                   Contrafund Portfolio - Service Class

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III                  Growth Opportunities Portfolio - Service Class

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST           Templeton International Securities Fund - Class 2
                                                               Templeton Growth Securities Fund - Class 2

JANUS ASPEN SERIES                                             Balanced Portfolio - Institutional Shares
                                                               Worldwide Growth Portfolio - Institutional Shares
                                                               Global Technology Portfolio - Service Shares

LINCOLN NATIONAL                                               LN Bond Fund, Inc.
                                                               LN Capital Appreciation Fund, Inc.
                                                               LN Equity-Income Fund, Inc.
                                                               LN Global Asset Allocation Fund, Inc.
                                                               LN Money Market Fund, Inc.
                                                               LN Social Awareness Fund, Inc.

MFS-Registered Trademark- VARIABLE INSURANCE
TRUST                                                          MFS Emerging Growth Series
                                                               MFS Total Return Series
                                                               MFS Utilities Series

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST                   AMT Mid-Cap Growth Portfolio
                                                               AMT Partners Portfolio]


NOTE:  NET PREMIUM PAYMENTS MAY ALSO BE ALLOCATED TO THE LINCOLN VUL FIXED
ACCOUNT.

SEPARATE ACCOUNT:   Lincoln Life & Annuity Flexible Premium Variable Life
Account M.

LN660 NY                                            5/00                       5

                           THIS PAGE INTENTIONALLY BLANK

                          SCHEDULE 1:   SURRENDER CHARGES

The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown or the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln Life. The additional table will apply as of the date of the increase.

                                                       SURRENDER CHARGE AS OF
                      POLICY YEAR                     BEGINNING OF POLICY YEAR
                      -----------                     ------------------------
                            1                                $ 2,515.50
                            2                                  2,430.90
                            3                                  2,343.10
                            4                                  2,251.90
                            5                                  2,157.30
                            6                                  2,059.00
                            7                                  1,957.00
                            8                                  1,851.00
                            9                                  1,740.90
                            0                                  1,626.60
                           11                                  1,507.60
                           12                                  1,107.10
                           13                                    753.10
                           14                                    448.40
                           15                                    196.20
                           16 and thereafter                       0.00

The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of the lesser of $25 or 2% of the amount surrendered is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.

LN660 NY                                                                 7

                      SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln Life will deduct a Premium Load as indicated in the POLICY SPECIFICATIONS.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) It includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy consists of a fee of $10.00 per month during the first Policy Year and $5.00 per month during subsequent Policy Years. This fee may be changed by Lincoln Life after the first Policy Year based on its expectations of future expenses, but is guaranteed not to exceed the amount set forth in the POLICY SPECIFICATIONS.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln Life imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge is set forth in the POLICY SPECIFICATIONS.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln Life to each transfer request in excess of 12 made during any Policy Year. A single transfer request In Writing may consist of multiple transactions.

LN660 NY                                                                      8

        SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (ATTAINED AGE MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE:   The monthly Cost of Insurance Rate charged under the policy varies based on the sex, attained age (nearest birthday), duration and premium class of the person insured, but will not exceed the rates shown in the table below. However, in determining the Guaranteed Maximum Cost of Insurance Rates, the Company will add the amount of the Flat Extra Monthly
                Insurance Cost, if any, shown in the Policy Specifications to the rates below. If the person insured is in a rated premium class, the Guaranteed Maximum Cost of Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown in the Policy Specifications. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).

ATTAINED                                ATTAINED                                 ATTAINED
   AGE         MALE       FEMALE          AGE          MALE         FEMALE         AGE          MALE      FEMALE

(NEAREST      MONTHLY     MONTHLY       (NEAREST      MONTHLY      MONTHLY       (NEAREST      MONTHLY   MONTHLY

BIRTHDAY)       RATE       RATE          BIRTHDAY)     RATE          RATE        BIRTHDAY)      RATE        RATE
----------------------------------      ------------------------------------     --------------------------------
    0         0.34845      0.24089          35         0.17586      0.13752         70        3.30338    1.84590
    1         0.08917      0.07251          36         0.18670      0.14669         71        3.62140    2.02325
    2         0.08251      0.06750          37         0.20004      0.15752         72        3.98666    2.24419
    3         0.08167      0.06584          38         0.21505      0.17003         73        4.40599    2.51548
    4         0.07917      0.06417          39         0.23255      0.18503         74        4.87280    2.83552
----------------------------------          -------------------------------         ----------------------------

    5         0.07501      0.06334          40         0.25173      0.20171         75        5.37793    3.19685
    6         0.07167      0.06084          41         0.27424      0.22005         76        5.91225    3.59370
    7         0.06667      0.06000          42         0.29675      0.23922         77        6.46824    4.01942
    8         0.06334      0.05834          43         0.32260      0.25757         78        7.04089    4.47410
    9         0.06167      0.05750          44         0.34929      0.27674         79        7.64551    4.97042
----------------------------------          -------------------------------         ----------------------------
    10        0.06084      0.05667          45         0.37931      0.29675         80        8.30507    5.52957
    11        0.06417      0.05750          46         0.41017      0.31677         81        9.03761    6.17118
    12        0.07084      0.06000          47         0.44353      0.33761         82        9.86724    6.91414
    13        0.08251      0.06250          48         0.47856      0.36096         83       10.80381    7.77075
    14        0.09584      0.06667          49         0.51777      0.38598         84       11.82571    8.72632
----------------------------------          -------------------------------         ----------------------------

    15        0.11085      0.07084          50         0.55948      0.41350         85       12.91039    9.76952
    16        0.12585      0.07501          51         0.60870      0.44270         86       14.03509   10.89151
    17        0.13919      0.07917          52         0.66377      0.47523         87       15.18978   12.08770
    18        0.14836      0.08167          53         0.72636      0.51276         88       16.36948   13.35774
    19        0.15502      0.08501          54         0.79730      0.55114         89       17.57781   14.70820
----------------------------------          -------------------------------         ----------------------------
    20        0.15836      0.08751          55         0.87326      0.59118         90       18.82881   16.15259
    21        0.15919      0.08917          56         0.95591      0.63123         91       20.14619   17.71416
    22        0.15752      0.09084          57         1.04192      0.66961         92       21.57655   19.43814
    23        0.15502      0.09251          58         1.13378      0.70633         93       23.20196   21.40786
    24        0.15169      0.09501          59         1.23235      0.74556         94       25.28174   23.83051
----------------------------------          -------------------------------         ----------------------------
    25        0.14752      0.09668          60         1.34180      0.78979         95       28.27411   27.16158
    26        0.14419      0.09918          61         1.46381      0.84488         96       33.10677   32.32378
    27        0.14252      0.10168          62         1.60173      0.91417         97       41.68475   41.21204
    28        0.14169      0.10501          63         1.75809      1.00267         98       58.01259   57.81394
    29        0.14252      0.10835          64         1.93206      1.10539         99       83.33333   83.33333
----------------------------------          -------------------------------         ----------------------------

    30        0.14419      0.11251          65         2.12283      1.21731
    31        0.14836      0.11668          66         2.32623      1.33511
    32        0.15252      0.12085          67         2.54312      1.45461
    33        0.15919      0.12502          68         2.77350      1.57247
    34        0.16669      0.13168          69         3.02328      1.69955
----------------------------------          -------------------------------

LN660 NY                                                                       9

                    SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE

As of the Date of Issue of this policy the formula in effect to determine the amount under item (ii) of INSURANCE COVERAGE PROVISIONS; DEATH BENEFIT PROCEEDS is based on a percent of the Accumulation Value as determined from the following table:

            INSURED'S                 CORRIDOR                  INSURED'S                CORRIDOR
         ATTAINED AGE               PERCENTAGE                ATTAINED AGE              PERCENTAGE
                0-40                    250%                       70                      115%
                 41                     243                        71                      113
                 42                     236                        72                      111
                 43                     229                        73                      109
                 44                     222                        74                      107
            -----------             -----------               ------------            ------------
                 45                     215                        75                      105
                 46                     209                        76                      105
                 47                     203                        77                      105
                 48                     197                        78                      105
                 49                     191                        79                      105
            -----------             -----------               ------------            ------------
                 50                     185                        80                      105
                 51                     178                        81                      105
                 52                     171                        82                      105
                 53                     164                        83                      105
                 54                     157                        84                      105
            -----------             -----------               ------------            ------------
                 55                     150                        85                      105
                 56                     146                        86                      105
                 57                     142                        87                      105
                 58                     138                        88                      105
                 59                     134                        89                      105
            -----------             -----------               ------------            ------------
                 60                     130                        90                      105
                 61                     128                        91                      104
                 62                     126                        92                      103
                 63                     124                        93                      102
                 64                     122                        94                      101
            -----------             -----------               ------------            ------------
                 65                     120                        95                      100
                 66                     119                        96                      100
                 67                     118                        97                      100
                 68                     117                        98                      100
                 69                     116                        99                      100
            -----------             -----------               ------------            ------------

LN660 NY                                                                      10

                                    DEFINITIONS

ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE.  The age of the Insured at her or his nearest birthday.

COST OF INSURANCE.  SEE POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES.  This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date from which Policy Years, Policy Anniversaries, and Age are determined. The Date of Issue is shown in the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon death of the Insured in accordance with (a) the Death Benefit Option elected, and (b) GENERAL PROVISIONS, PAYMENT OF PROCEEDS. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln Life.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (SEE POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln Life and are held in Lincoln Life's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfers and in the shares of which such allocations shall be invested.

FUND GROUP. Each of the open-end management investment companies registered under the 1940 Act, one or more of the portfolios (funds) of which fund the Variable Sub-Accounts.

GRACE PERIOD.  SEE PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.

HOME OFFICE. The term "Home Office" means The Lincoln Life & Annuity Company of New York.

IN WRITING. With respect to any notice to Lincoln Life, this term means a written form satisfactory to Lincoln Life and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln Life to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln Life's records.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln Life's general account.

LN660 NY                                                            11

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln Life makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION). The first Monthly Deduction is made as of the Date of Issue. Monthly Deductions occur thereafter on each Monthly Anniversary Day.

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed, by Lincoln Life as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. The daily M&E Rate is specified in SCHEDULE 2.

NET ACCUMULATION VALUE.  The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT. The Investment Company Act of 1940, as amended.

NYSE.  New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. SEE RIGHT TO EXAMINE THE POLICY, on the Cover of the Policy.

SEC.  The Securities and Exchange Commission.

SPECIFIED AMOUNT. The Specified Amount is shown in the Policy Specifications or in subsequent Policy Specifications, if later changed. The Specified Amount is chosen by the Owner and used in determining the amount of the Death Benefit Proceeds. It may be increased or decreased as described in INSURANCE COVERAGE PROVISIONS; CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTIONS.

SUB-ACCOUNT. The investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.

SURRENDER VALUE. SEE NONFORFEITURE AND SURRENDER VALUE PROVISIONS, SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

LN660 NY                                                                  12

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE ACCOUNT. The account consisting of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln Life, the investment performance of which is kept separate from that of the general assets of Lincoln Life. Variable Account assets are not chargeable with the general liabilities of Lincoln Life.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.

                   PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The initial premium must be paid for coverage to be effective (SEE INSURANCE COVERAGE PROVISIONS, DATE OF COVERAGE). Additional premium may be paid subject to the requirements under ADDITIONAL PREMIUMS, at any time before the Maturity Date. There is no minimum premium requirement. However, the policy will lapse subject to the terms set forth in the GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln Life. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln Life shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to consent of Lincoln Life.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the Maturity Date. Lincoln Life reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Accumulation Value and the Specified Amount, Lincoln Life may reject the additional premium payment unless satisfactory evidence of insurability is furnished to Lincoln Life. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln Life may reject all or such excess portion of the additional premium. Any additional payment received by Lincoln Life shall be applied to repay any outstanding loans and to that extent shall not be treated as premium, unless Lincoln Life is specifically instructed otherwise In Writing by the Owner.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. All Net Premium Payments received before the end of the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln Life is otherwise instructed In Writing.

MATURITY DATE. The Maturity Date is described in the POLICY SPECIFICATIONS. Payment of Planned Premiums in accordance with the payment mode specified, may not continue the policy in force until the Maturity Date even if the amount is paid as scheduled. The Maturity Date is not guaranteed based upon the level of Planned Premiums. The period for which the policy will continue will depend on:

LN660 NY                                                                 13

1.     The amount, timing, and frequency of premium payment;

2.     Changes in the Specified Amount and Death Benefit options;

3.     Interest credits and insurance costs;

4.     Changes in deductions for riders, if any; and

5.     Partial withdrawals and loans.

GRACE PERIOD. If on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds the Accumulation Value less the surrender charge(s), Lincoln Life shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Accumulation Value less the surrender charge(s), and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln Life on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value. If the Insured dies during the Grace Period Lincoln Life shall pay the death benefit in effect immediately prior to such period less any overdue charges.

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated at any time prior to the Maturity Date provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) satisfactory evidence of insurability is furnished to Lincoln Life, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any accrued loan interest is paid.

The reinstated policy shall be effective as of the Monthly Anniversary Day after the date on which Lincoln Life approves the application for reinstatement. The Net Premium Payment and any loan repayment upon reinstatement will be allocated as set forth under ALLOCATION OF NET PREMIUM PAYMENTS and LOAN PROVISIONS, LOAN ACCOUNT and LOAN REPAYMENT. Upon reinstatement, the surrender charges assessed at the time of lapse will be credited to the Accumulation Value (in proportion to the then current allocation of Net Premium Payments), and the surrender charges set forth in
SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.

              OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the Insured will be the Owner.

RIGHTS OF OWNER. While the Insured is alive and except as provided below and subject to any applicable state law, the Owner may exercise all rights and privileges under the policy including the right to: (a) release or surrender the policy to Lincoln Life, (b) agree with Lincoln Life to any change in or amendment

LN660 NY                                                                   14
to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

The Owner may exercise any rights and privileges under the policy without the consent, subject to any applicable state law, of any designated Beneficiary if the Owner has reserved the right to change the Beneficiary. If there is an assignment of the policy recorded with Lincoln Life, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other than the Insured and dies before the Insured, all of the rights and privileges of the Owner under the policy shall vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is signed by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln Life.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln Life, a transfer shall not affect the interest of any Beneficiary designated before the date of transfer.

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln Life receives it. Lincoln Life shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Insured shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. The Beneficiary may be changed from time to time. Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if the right to change the Beneficiary has not been reserved to the Owner, signed by the existing Beneficiary. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change is received by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln Life.

                       VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are held in the separate account ("Variable Account") which is designated on page 5 of the policy. The separate account was established by a resolution of Lincoln Life's Board of Directors as a "separate account", is subject to the laws of New York State, Lincoln Life's state of domicile and is registered as a unit investment trust under the 1940 Act. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln Life and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln Life. The

LN660 NY                                                                 15

Variable Account assets are owned and controlled exclusively by Lincoln Life, and Lincoln Life is not a trustee with respect to such assets.

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln Life shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln Life may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account. In the event of such a change, Lincoln Life shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change. Any changes in the investment policies of the Variable Account shall first be approved by the Insurance Superintendent of New York and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund Group shall at all times be registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application and on page 5 of the policy. Lincoln Life, after due consideration of appropriate factors, may add additional Funds and Fund Groups at any time or may eliminate or substitute Funds or Fund Groups in accordance with FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln Life from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment, or Lincoln Life determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln Life may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln Life shall obtain any necessary regulatory or other approvals including prior authorization of the Insurance Superintendent of New York. Lincoln Life may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

                         POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, and (f) all expenses and fees as specified under SCHEDULE 2.

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the portion of the Monthly Deductions applied to the Fixed Account and less any partial surrenders or amounts transferred from the Fixed Account.

LN660 NY                                                                 16

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln Life will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln Life from time to time. Such rate will be established on a prospective basis and once credited, such interest will be nonforfeitable.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including accrued interest on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The annual rate at which interest is credited on the Loan Account Value will be 7% on and before the 10th Policy Anniversary and 8% thereafter.

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. A Variable Accumulation Unit is a unit of measure used in the calculation of the value of each Variable Sub-Account. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.

VARIABLE ACCUMULATION UNIT VALUE. All or a part of a Net Premium Payment allocated or transferred to a Variable Sub-Account is converted into Variable Accumulation Units. The number of units will be calculated by dividing each amount allocated, transferred, distributed or redeemed by the Accumulation Unit Value of the appropriate Variable Sub-Account at the end of the Valuation Period in which it is received. The Accumulation Unit Value for each Variable Sub-Account was initially established at $10.00. It may thereafter increase or decrease from one Valuation Period to the next. The Variable Accumulation Unit Value for a Variable Sub-Account for any later Valuation Period is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the end of the preceding Valuation Period by the net asset value per share of the Fund at the end of the current Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln Life that Lincoln Life determines result from the operations of the Variable Account; and

3. The difference between the values obtained under steps (1) and (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the current Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The Variable Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

COST OF INSURANCE. The Cost of Insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)  is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

LN660 NY                                                                  17

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln Life based on its expectations of future mortality, Fixed Account investment earnings, persistency and expenses and vary as set forth in SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. A portion of such Cost of Insurance rates may represent a recovery of expenses associated with the administration of the policy; such recovery may be greater in the early policy years. Any change in Cost of Insurance Rates will be determined in accordance with the procedures and standards on file with the Insurance Superintendent of New York and will apply to all individuals of the same class as the Insured. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.

The policy cost factors for inforce policies will be reviewed whenever the policy cost factors for new issues are changed. The frequency of review of the assumptions, following the initial guaranteed period, to determine if the change in policy cost factors is necessary must be no greater than annual and no less than every five years.

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln Life will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made, unless otherwise agreed In Writing by Lincoln Life and the Owner. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1)    is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and
CHARGE (2)    is the Monthly Administrative Fee as described under SCHEDULE 2.

The amount of the Monthly Deduction will be deducted from the Fixed and Variable Sub-Accounts in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1980 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                      TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. A single transfer request may consist of multiple transactions.

Transfers from the Fixed Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

LN660 NY                                                                  18

Unless otherwise changed by Lincoln Life to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $50 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln Life's maximum amount limit then in effect; (d) Transfers among the Variable Sub-Accounts or from a Variable Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds; and
(f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less than $100.

If the investment strategy of a Variable Sub-Account were changed, the Owner may transfer the amount in that Variable Sub-Account to the Fixed Account without a transfer charge, even if the 12 free transfers have already been used. Moreover, no transfer charge will be imposed when the Owner, in accordance with INSURANCE COVERAGE PROVISION, RIGHT TO CONVERT and GENERAL PROVISIONS, CHANGE OF PLAN, exchanges the policy for an equivalent fixed account policy, even if the 12 free transfers have already been used.

                    OPTIONAL SUB-ACCOUNT ALLOCATION PROGRAMS

PROGRAM PARTICIPATION. The Owner may elect to participate in programs providing for Dollar Cost Averaging or Automatic Rebalancing, without charge, but may participate in only one program at any time.

DOLLAR COST AVERAGING. Dollar Cost Averaging systematically transfers specified dollar amounts from the Money Market Sub-Account. Transfer allocations may be made to one or more of the Sub-Accounts (not the Fixed Account) on a monthly or quarterly basis. These transfers do not count against the free transfers available. By making allocations on a regularly scheduled basis, instead of on a lump sum basis, exposure to market volatility may be reduced. Dollar Cost Averaging will not assure a profit or protect against a declining market. If Dollar Cost Averaging is elected, the value in the Money Market Sub-Account must be at least $1,000 initially. The minimum amount that may be allocated is $50 monthly.

An election for Dollar Cost Averaging is effective after receipt at the Administrative Mailing Address of a request from the Owner, In Writing, if adequately authenticated. An election is effective within 10 business days, but only if there is sufficient value in the Money Market Sub-Account. Lincoln Life may, in its sole discretion, waive Dollar Cost Averaging minimum deposit and transfer requirements. There is no charge for Dollar Cost Averaging.

Dollar Cost Averaging terminates automatically: (a) if the number of designated transfers has been completed; (b) if the value in the Money Market Sub-Account is insufficient to complete the next transfer; (c) one week after receipt at the Administrative Mailing Address of a request for termination In Writing, if adequately authenticated; or (d) if the policy is surrendered.

AUTOMATIC REBALANCING. Automatic Rebalancing periodically restores the percentage of policy value allocated to each Variable Sub-Account to a level pre-determined by the Owner (e.g. 20% Money Market, 50% Growth, 30% Utilities). The Fixed Account is not subject to rebalancing. The pre-determined level is the allocation initially selected on the application, until changed by the Owner. If Automatic Rebalancing is elected, all Net Premium Payments allocated to the Variable Sub-Accounts will be subject to Automatic Rebalancing.

LN660 NY                                                                    19

The Owner may elect Automatic Rebalancing on a quarterly, semi-annual or annual basis. Automatic Rebalancing may be elected, terminated or the allocation may be changed at any time by the Owner, effective within 10 business days of receipt of a request at the administrator mailing address In Writing if adequately authenticated.

                   NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln Life of the policy and a request for surrender In Writing, provided that at the time of such receipt the policy is in force and it is prior to the Maturity Date.

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any Surrender Charges as determined under the provision of SCHEDULE 1.

The Surrender Value shall be paid by Lincoln Life in a lump sum or as provided under the OPTIONAL METHODS OF SETTLEMENT rider. Any deferment of payments by Lincoln Life will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

VALUE AT MATURITY DATE. At the Maturity Date Lincoln Life will pay the Surrender Value to the Owner if the Insured is then alive.

PARTIAL SURRENDER. A partial surrender may be made from the Policy on any Valuation Day prior to the Maturity Date in accordance with the following as long as the policy is in force. A partial surrender must be requested In Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial surrender, excluding the transaction fee as specified in SCHEDULE 1, is (a) not less than $500; (b) not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln Life; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the transaction fee shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts.

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts which have balances allocated to them. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and
(b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender. If more than one rate class is in effect on the Policy, the Partial Surrender will be deemed to come from the most recent increase in Specified Amount.

LN660 NY                                                                   20

                             LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln Life will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to Lincoln Life is made. The loan may be for any amount up to 100% of the then current Surrender Value; however, Lincoln Life reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less the surrender charge(s) as set forth under
SCHEDULE 1. The amount borrowed will be paid within seven days of Lincoln Life's receipt of such request, except as Lincoln Life may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln Life reserves the right to modify this amount in the future. Lincoln Life will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln Life otherwise In Writing.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of the Insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln Life agree otherwise In Writing.

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed In Writing by the Owner and Lincoln Life. Such loan interest amount, if not paid when due, will be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln Life agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value. The Owner should consult a tax advisor prior to taking a loan.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less any applicable surrender charge(s), a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value at the end of the grace period subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.

LN660 NY                                                                21

                        INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid and the policy accepted by the Owner (a) while the Insured is alive, and (b) prior to any change in health and insurability as represented in the application.

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln Life, provided the Insured is alive on such day. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, REINSTATEMENT.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:

1.  Surrender of the policy;

2.  Death of the Insured; and

3.  The policy matures at its Maturity Date.

4. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln Life after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination. Any such deduction will be refunded.

DEATH BENEFIT PROCEEDS. If the Insured dies while the policy is in force, Lincoln Life shall pay Death Benefit Proceeds equal to the greater of (i) the amount determined under the Death Benefit Option in effect at the time of the Insured's death, or (ii) an amount determined by Lincoln Life equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy. (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

DEATH BENEFIT OPTION 1:

THE SPECIFIED AMOUNT. The Specified Amount on the date of death, less any indebtedness and partial surrenders.

DEATH BENEFIT OPTION 2:

   SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Net Accumulation Value on the date of death.

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, provided the request for change is In Writing and filed at the Administrator Mailing Address. All such changes are subject to the consent of Lincoln Life and the following conditions.


LN660 NY                                                                 22

CHANGES IN SPECIFIED AMOUNT:

1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by Lincoln Life are met.

     In such event, Lincoln Life will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln Life reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.

2.   If an increase in the Specified Amount is requested:

     (a) a supplemental application must be submitted and evidence of insurability of the Insured satisfactory to Lincoln Life must be furnished; and

     (b)  any other requirements as determined by Lincoln Life must be met.

      If Lincoln Life approves the request, the Increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln Life and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided the Insured is alive on such day. If the request is approved with a new rate class due to a change in the insurability of the Insured, the new rate class would apply only to the increase, and the net amount at risk is allocated to the original rate class first.

CHANGES IN DEATH BENEFIT OPTION:

1. On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:
   The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows date of receipt of the request for change.

2. On a change from Death BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:
   The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln Life will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

RIGHT TO CONVERT. At any time during the first eighteen policy months, so long as the policy is in force, the Owner may convert this policy to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance policy on the date of conversion.

LN660 NY                                                                    23

PAID-UP INSURANCE OPTION. At any time, the Owner may transfer all of the Variable Account Value to the Fixed Account and then surrender the policy for reduced guaranteed nonparticipating paid-up insurance. No monthly administrative fees would apply to such paid-up insurance. The amount of paid-up insurance will be that which the surrender value will purchase when applied as a net single premium at the Insured's then attained age using the guaranteed interest and mortality basis set forth under the "Basis of Computations" provision of the policy. The paid-up insurance will not include any supplementary or additional benefits provided by rider under the original policy.

                            GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION. The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of the Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable (a) on the Maturity Date, (b) upon the surrender of this policy before the Maturity Date, or (c) upon the Insured's death.

The amount payable upon receipt of due proof of death will be the Death Benefit Proceeds as of the date of death. (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable upon the Insured's death subject to the receipt of Due Proof of Death and will include interest as required by any applicable state law. If the death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.

If the policy is surrendered before the Maturity Date, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS. On the Maturity Date, the proceeds will be the Surrender Value.

The proceeds are subject to the further adjustments described in the following provisions:

1.  Misstatement of Age or Sex;
2.  Incontestability; and
3.  Suicide.


LN660 NY                                                                   24

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency.
In the event of a deferral of a surrender, loan or payment of the Death Benefit Proceeds, interest becomes payable after 10 days at the rate currently paid under the interest settlement option. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest at the rate specified under the interest settlement option.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct age and sex according to the basis specified in
SCHEDULE 3.

SUICIDE. If the Insured commits suicide within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the Insured commits suicide within 2 years from the date of any increase in the Specified Amount resulting from an application by the Owner subsequent to the Date of Issue of the policy, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of the Insured for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of the Insured.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. Lincoln Life will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds, (b) the current policy values, (c) premiums paid and all deductions made since the last report, (d) outstanding policy loans, and (e) any other information required by the Superintendent of Insurance.

PROJECTION OF BENEFITS AND VALUES. Lincoln Life will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.

CHANGE OF PLAN. This policy may be exchanged for another policy only if Lincoln Life consents to the exchange and all requirements for the exchange as determined by Lincoln Life are met.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln Life reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln Life. Further, Lincoln Life reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.

LN660 NY                                                                  25

                    LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                    Non-Participating variable life insurance
                  payable upon death before the Maturity Date.
                           Adjustable Death Benefit
 Surrender Value payable upon surrender of the policy or on the Maturity Date, whichever is earlier. Flexible premiums payable to the Maturity Date of prior death of the Insured.
              Investment results reflected in policy benefits
              Premium Payments and Supplementary Coverages as
                        shown in the Policy Specifications.


LN660 NY

                                    LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

VUL/SVUL ADDENDUM TO APPLICATION
THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO LIFE INSURANCE APPLICATION NO.
===============================================================================

NAME OF PROPOSED INSURED(S): __________________________________________________
                             FIRST         MIDDLE INITIAL                 LAST

                             __________________________________________________
                             FIRST         MIDDLE INITIAL                 LAST

NAME OF OWNER(S): _____________________________________________________________
                   FIRST             MIDDLE  INITIAL                      LAST

                  _____________________________________________________________
                   FIRST             MIDDLE  INITIAL                      LAST

===============================================================================

1. BROKER/        Print Name of Broker/Dealer:  _______________________________
   DEALER         Address: ____________________________________________________
   INFORMATION    Telephone: ______________Field Office Code: _________________
===============================================================================

2.  INVESTMENT    Overall Investment Objective for Sub-Account Selections:
                  (SELECT ONE OBJECTIVE ONLY)
    OBJECTIVE     / / Aggressive Growth  / / Growth  / / Growth & Income
                  / / Income
===============================================================================

3.  INITIAL       FIXED ACCOUNT ________% Transfer(s) from the Fixed Account
    PREMIUM       may only be made during the 30-day period following each
    PAYMENT       Policy Anniversary and is (are) subject to a maximum annual
    ALLOCATION    limit of 20% of the Fixed Account Value as of that Policy
                  Anniversary.  (SEE POLICY SPECIFICATIONS PAGE)

  (Allocation to VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS) - REFER TO THE any one % line PROSPECTUS FOR FUND AVAILABILITY must be 1% or
  more. Use whole [AIM VARIABLE INSURANCE FUNDS, INC.
  percentages     ____% AIM V.I. Growth Fund
  only. Grand     ____% AIM V.I. International Equity Fund
  Total of all    ____% AIM V.I. Value Fund
  allocations
  made in this    AMERICAN FUNDS INSURANCE SERIES
  section of the  ____% Global Small Capitalization Fund - Class 2
  application     ____% Growth Fund - Class 2
  must equal      ____% Growth Fund - Class 2
  100%)
                  BARON CAPITAL FUNDS TRUST
If DOLLAR COST    ____% Baron Capital Asset Fund - Insurance Shares
  AVERAGING
  is elected, an  DEUTSCHE ASSET MANAGEMENT VIT FUNDS
  allocation must ____% EAFE -Registered Trademark- Equity Index Fund be made to the  ____% Equity 500 Index Fund
  Money Market    ____% Small Cap Index Fund
  Fund and the %
  allocated must  DELAWARE GROUP PREMIUM FUND
  result in an    ____% Devon Series - Standard Class
  initial amount  ____% Emerging Markets Series - Standard Class
  of at least     ____% High Yield Series - Standard Class
  $1,000 in such  ____% REIT Series - Standard Class
  account. Please ____% Small Cap Value Series - Standard Class
  complete        ____% Trend Series - Standard Class
  Section 5.

                  TRUST
                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                  ____% Growth Portfolio - Service Class
                  ____% High Income Portfolio - Service Class

                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                  ____% Contrafund Portfolio - Service Class

                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND III

                  ____% Growth Opportunities Portfolio - Service Class

                  JANUS ASPEN SERIES

                  ____% Balanced Portfolio - Institutional Shares
                  ____% Worldwide Growth Portfolio - Institutional Shares
                  ____% Global Technology Portfolio - Service Class

                  LINCOLN NATIONAL
                  ____% LN Bond Fund Inc.
                  ____% LN Capital Appreciation Fund, Inc.
                  ____% LN Equity-Income Fund, Inc.
                  ____% LN Global Asset Allocation Fund, Inc.
                  ____% LN Money Market Fund, Inc.
                  ____% LN Social Awareness Fund, Inc.

                  MFS -Registered Trademark- VARIABLE INSURANCE TRUST ____% MFS Emerging Growth Series
                  ____% MFS Total Return Series
                  ____% MFS Utilities Series

                  NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

                  ____% AMT Mid Cap Growth Portfolio
                  ____% AMT Partners Portfolio

                  FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS

                  ____% Templeton International Securities Fund - Class 2
                  ____% Templeton Growth Securities Fund - Class 2]

                  NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
==============================================================================


B10399 NY                          (5/00)                           (Page 1)

==============================================================================
4. AUTOMATIC        / / Quarterly   / / Semi-Annual   / / Annual
   REBALANCING
  / / Yes  / / No   NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST
                    AVERAGING IS SELECTED.
==============================================================================
5. DOLLAR COST      SELECT ONE TRANSFER OPTION ($50 MINIMUM PER TRANSFER):
   AVERAGING        / / $____________ monthly   / / $_____________ quarterly

  (FOLLOW           Each amount transferred is to be applied to the following
  INSTRUCTIONS IN   Fund(s) in these percentages (USE WHOLE PERCENTAGES ONLY.
  SECTION 3 BEFORE  TOTAL MUST EQUAL 100%).
  COMPLETING THIS
  SECTION)          I(We) understand that these transfers will continue
                    until the Fund is exhausted or I(we) terminate the program, whichever occurs earlier. I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.

                    [AIM VARIABLE INSURANCE FUNDS, INC.
                    ____% AIM V.I. Growth Fund
                    ____% AIM V.I. International Equity Fund
                    ____% AIM V.I. Value Fund

                    AMERICAN FUNDS INSURANCE SERIES
                    ____% Global Small Capitalization Fund - Class 2
                    ____% Growth Fund - Class 2
                    ____% Growth-Income Fund - Class 2

                    BARON CAPITAL FUNDS TRUST
                    ____% Baron Capital Asset Fund - Insurance Shares

                    DEUTSCHE ASSET MANAGEMENT VIT FUNDS
                    ____% EAFE-Registered Trademark- Equity Index Fund
                    ____% Equity 500 Index Fund
                    ____% Small Cap Index Fund

                    DELAWARE GROUP PREMIUM FUND
                    ____% Devon Series - Standard Class
                    ____% Emerging Markets Series - Standard Class
                    ____% High Yield Series - Standard Class
                    ____% REIT Series - Standard Class
                    ____% Small Cap Value Series - Standard Class
                    ____% Trend Series - Standard Class

                    TRUST
                    FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                    ____% Growth Portfolio - Service Class
                    ____% High Income Portfolio - Service Class

                    FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                    ____% Contrafund Portfolio - Service Class

                    FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                    ____% Growth Opportunities Portfolio - Service Class

                    JANUS ASPEN SERIES
                    ____% Balanced Portfolio - Institutional Shares
                    ____% Worldwide Growth Portfolio - Institutional Shares
                    ____% Global Technology Portfolio - Service Class

                    LINCOLN NATIONAL
                    ____% LN Bond Fund Inc.
                    ____% LN Capital Appreciation Fund, Inc.
                    ____% LN Equity-Income Fund, Inc.
                    ____% LN Global Asset Allocation Fund, Inc.
                    ____% LN Money Market Fund, Inc.
                    ____% LN Social Awareness Fund, Inc.

                    MFS-Registered Trademark- VARIABLE INSURANCE TRUST ____% MFS Emerging Growth Series
                    ____% MFS Total Return Series
                    ____% MFS Utilities Series

                    NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                    ____% AMT Mid Cap Growth Portfolio
                    ____% AMT Partners Portfolio

                    FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS
                    ____% Templeton International Securities Fund - Class 2
                    ____% Templeton Growth Securities Fund - Class 2]

==============================================================================


B10399 NY                        (5/00)                              (Page 2)

==============================================================================
6. CERTIFICA-     I(We) have read the above questions and answers and declare
   TIONS          that they are complete and true to the best of my (our)
                  knowledge and belief. I(We) agree, a) that this VUL/SVUL
                  Addendum to Application and Life Insurance Application
                  (Part I pages 1, 2, 3 and 4, and Part II, or Part IIA, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements. I(We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed
                  Insured(s), and provided the Proposed Insured(s) remain in the state of health and insurability represented in Parts I and II, or Part IIA if required, of this Application.

                  I(We) acknowledge receipt of a current prospectus.

                  ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

==============================================================================
8. SIGNATURES     Signed at  _________________________________________________
                                             CITY / STATE

                  On _____/_____/_____
                      MO.  DAY    YEAR

                   ___________________________________________________________
                                      SIGNATURE OF PROPOSED INSURED(S)

                   ___________________________________________________________
                    SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)

                   ___________________________________________________________
                                     SIGNATURE OF WITNESS

                   ___________________________________________________________
                    SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)

                   ___________________________________________________________
                                      SIGNATURE OF WITNESS

                   ___________________________________________________________
                    SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)

==============================================================================


B10399 NY                              (5/00)                        (Page 3)